UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 6, 2014

Proto Labs, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-35435	41-1939628
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

5540 Pioneer Creek Drive Maple Plain, Minnesota	55359
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(763) 479-3680

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On February 6, 2014, Proto Labs, Inc. (the “Company”) announced the hiring of Victoria M. Holt as President and Chief Executive Officer, effective as of that date. Ms. Holt replaces Brad Cleveland, who announced his intention to retire on October 31, 2013. Mr. Cleveland will continue to serve as a member of the Company’s board of directors and, in connection with the commencement of her employment, Ms. Holt was appointed to the Company’s board of directors and the size of the board was expanded to ten directors.

Most recently, Ms. Holt, 56, served as President and Chief Executive Officer at Spartech Corporation, a leading producer of plastic sheet, compounds and packaging products, from 2010 until 2013. Ms. Holt successfully engineered a turnaround for Spartech leading to the eventual sale to PolyOne Corporation in March 2013. Prior to the sale, Spartech was a publicly-traded company with $1.2 billion in revenue and 29 manufacturing sites in North America and Europe, employing 2,600 people worldwide. Prior to Spartech, Ms. Holt was with PPG Industries, a leading coatings and specialty products company, from 2003 until 2010, with her most recent position being Senior Vice President, Glass and Fiber Glass, a position she held from May 2005 until leaving PPG in 2010. Ms. Holt also is a member of the board of directors of Waste Management, Inc., and she served as a member of the board of directors of Spartech while she was President and Chief Executive Officer.

In connection with Ms. Holt’s hiring, the Company entered into an Executive Employment Agreement (the “Employment Agreement”) with her in recognition of the need to provide her certain protection if her employment should be involuntarily terminated without cause or terminated by her for good reason after a change in control of the Company, as those terms are defined in the Employment Agreement. Ms. Holt’s employment with Company is at will and her employment may be unilaterally terminated by her or the Company at any time for any reason, subject to the terms of the Employment Agreement.

Pursuant to the Employment Agreement, Ms. Holt will receive an initial annual base salary of $500,000 and will be eligible for an annual target cash incentive bonus payment of 100% of her base salary. In addition, as of the close of market on February 13, 2014, Ms. Holt will be granted $1,000,000 of restricted stock pursuant to the Company’s 2012 Long-Term Incentive Plan with the number of shares awarded being calculated by dividing $1,000,000 by the closing price of the Company’s common stock as reported by the New York Stock Exchange on February 13, 2014.  The restricted stock award will vest ratably in four annual installments, subject to Ms. Holt’s continued employment with the Company and accelerated vesting under certain circumstances. The form of Restricted Stock Agreement pursuant to which Ms. Holt’s award will be made is filed as Exhibit 10.2 hereto and incorporated by reference herein.

Beginning in February 2015, and continuing thereafter on an annual basis during the term of the Employment Agreement, Ms. Holt will be eligible for an annual equity grant on terms and conditions that are comparable to those applicable to grants made to other senior executives of the Company. The value of Ms. Holt’s annual equity grant is expected to be $800,000 for each year during the term of the Employment Agreement.

If the Company voluntarily terminates Ms. Holt’s employment without cause (and other than as a result of her death or disability) or if she resigns for good reason, provided that Ms. Holt complies with certain conditions (including execution of a general waiver and release of claims in favor of the Company), then she will be entitled to certain benefits pursuant to the Employment Agreement. If Ms. Holt’s employment with the Company terminates during the term of the Employment Agreement and prior to any change in control or within any 18-month period following a change in control (the “Transition Period”), and if the termination is without cause (other than as a result of death or disability) or for good reason (a “Qualifying Termination”), then, subject certain conditions:

●

the Company will pay Ms. Holt an amount equal to one times her annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	the Company will pay Ms. Holt an amount equal to one times her target annual cash incentive bonus for the calendar year in which her employment with the Company terminates, payable in a lump sum;

●

the Company will pay its share of premiums due for Ms. Holt and her eligible dependents for the first 12 months of coverage under Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) if elected by Ms. Holt; and

●

if Ms. Holt has any unvested equity-based awards as of the termination date, a pro rata portion of any unvested awards scheduled to vest on the next anniversary of the grant date will vest immediately based on the number of equity-based awards that would have vested as of the next anniversary assuming Ms. Holt remained employed through the anniversary, the number of days Ms. Holt was employed by the Company during the then-current vesting year and the number of days in a year.

If a change in control occurs during the term of the Employment Agreement and Ms. Holt’s termination date occurs during the Transition Period, and if the termination is a Qualifying Termination, then, subject certain conditions:

●

the Company will pay Ms. Holt an amount equal to two times her annualized base salary in substantially equal installments in accordance with the Company’s regular payroll practices over the 12-month period immediately following the termination date, subject to limited exceptions;

●	the Company will pay Ms. Holt an amount equal to two times her target annual cash incentive bonus for the calendar year in which her employment with the Company terminates, payable in a lump sum;

●	the Company will pay its share of premiums due for Ms. Holt and her eligible dependents for the first 18 months of coverage under COBRA if elected by Ms. Holt; and

●	if Ms. Holt has any unvested equity-based awards as of the termination date, all such unvested awards will vest immediately on Ms. Holt’s termination date.

If Ms. Holt’s termination date occurs during the term of the Employment Agreement and within 90 days prior to a change in control, and if the termination is a Qualifying Termination and Ms. Holt reasonably demonstrates within 30 days after the change in control that the Qualifying Termination arose in connection with or in anticipation of the change in control, then the Company will:

●	pay Ms. Holt an amount equal to one times her annualized base salary, payable in a lump sum;

●	pay Ms. Holt an amount equal to one times her target annual cash incentive bonus for the calendar year in which her employment with the Company terminates, payable in a lump sum;

●	pay its share of premiums due for Ms. Holt and her eligible dependents for the first six months of coverage under COBRA if elected by Ms. Holt; and

●	pay Ms. Holt an amount equal to the value of any unvested equity-based awards held by her as of the termination date that were forfeited as of the termination date.

If Ms. Holt’s employment with the Company is terminated due to her death or disability (as defined in the Employment Agreement), then, in addition to payment of accrued but unpaid salary and benefits, Ms. Holt will be entitled to receive a pro rata portion of her target annual cash incentive award for the then-current year based on the portion of the year she was employed by the Company prior to termination.

The foregoing description of the terms of the Employment Agreement is qualified in its entirety by reference to the Employment Agreement, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

A copy of the press release announcing Ms. Holt’s hiring is filed herewith as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	Executive Employment Agreement, dated February 6, 2014, by and between Proto Labs, Inc. and Victoria M. Holt

10.2	Form of Restricted Stock Agreement under 2012 Long-Term Incentive Plan for initial grant to Victoria M. Holt

99.1	Press release of Proto Labs, Inc. dated February 6, 2014, announcing the hiring of Victoria M. Holt as President and Chief Executive Officer

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Proto Labs, Inc.

Date:	February 6, 2014	By:	/s/ John R. Judd
John R. Judd
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description	Manner of Filing

10.1	Executive Employment Agreement, dated February 6, 2014, by and between Proto Labs, Inc. and Victoria M. Holt	Filed electronically

10.2	Form of Restricted Stock Agreement under 2012 Long-Term Incentive Plan for initial grant to Victoria M. Holt	Filed electronically

99.1	Press release of Proto Labs, Inc. dated February 6, 2014, announcing the hiring of Victoria M. Holt as President and Chief Executive Officer.	Filed electronically